UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 17, 2005

FEDERAL SIGNAL CORPORATION

(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-6003 (Commission File Number)	36-1063330 (I.R.S. Employer Identification No.)

1415 West 22ndStreet Oak Brook, Illinois (Address of principal executive offices)		60523 (Zip Code)

(630) 954-2000
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

                       The information contained in Item 5.02 below is incorporated herein by this reference.

Item 5.02      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

                      (b) On March 17, 2005, Federal Signal Corporation (the “Company”) announced that Richard L. Ritz resigned as the Vice President and Controller of the Company effective March 18, 2005. The Company and Mr. Ritz have agreed that Mr. Ritz will remain an employee of the Company through July 5, 2005, during which time he will work 250 hours. Upon termination of his employment on July 5, 2005, pursuant to the Company’s severance policy Mr. Ritz will execute non-compete, non-solicitation and waiver agreements and will receive a lump sum severance payment of $119,348 equal to nine-months salary, a pro rata portion of target bonus, nine months of health benefits and one year of outplacement services.

                      (c) On March 17, 2005, the Company announced that Paul Brown, age 41, had been appointed as the Vice President and Controller of the Company effective March 18, 2005. Mr. Brown has served as Vice President, Internal Audit, of the Company since joining the Company in April 2004. Prior to joining the Company, Mr. Brown served as Vice President, Finance of Great Lakes Chemical from January 2000 to April 2004. Mr. Brown’s compensation package will include an annual salary of $180,000, bonus opportunity and the Company’s standard benefit package including a group health benefits 401(k) plan and other benefits.

Item 7.01      Regulation FD Disclosure.

                      The information contained in Item 5.02 is incorporated herein by this reference.

Item 9.01      Financial Statements and Exhibits.

                      None

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2005	FEDERAL SIGNAL CORPORATION
	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Vice President and Chief Financial Officer